Exhibit 5.1

Jenkens & Gilchrist a professional corporation 401 Congress Avenue Suite 2500 Austin, TX 78701-3799 (512) 499-3800 Facsimile (512) 499-3810 www.jenkens.com
Chicago, Illinois
(312) 425-3900
Dallas, Texas
(214) 855-4500
Houston, Texas
(713) 951-3300
Los Angeles, California
(310) 820-8800
Pasadena, California
(626) 578-7400
San Antonio, Texas
(210) 246-5000
Washington, D.C.
(202) 326-1500

April 28, 2006

The Exploration Company of Delaware, Inc.
500 North Loop 1604 East, Suite 250
San Antonio, Texas 78232

Re:	The Exploration Company of Delaware, Inc.- Registration Statement on Form S-1

Ladies and Gentlemen:

The Exploration Company of Delaware, Inc., a Delaware corporation (the “Company”), is filing today with the Securities and Exchange Commission a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). Such Registration Statement relates to the resale of up to 3,133,333 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), by certain stockholders of the Company consisting of: (i) up to 3,000,000 shares of Common Stock (the “Purchase Shares”) issued to certain of the selling stockholders pursuant to a common stock purchase agreement, dated April 4, 2006, between the Company and those selling stockholders (the “Common Stock Purchase Agreement”); and (ii) up to 133,333 shares of Common Stock (the “Warrant Shares” and, together with the Purchase Shares, the “Shares”) issued to a director of the Company in connection with the exercise of a warrant (the “Warrant”) on January 25, 2006.

We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Common Stock Purchase Agreement, (ii) the registration rights agreement by and among the Company and the holders of the Purchase Shares dated April 4, 2006, (iii) the Warrant, (iv) the Company’s Certificate of Incorporation, as amended, (v) the Company’s Bylaws, as amended, (v) certain records of the Company’s corporate proceedings as reflected in its minute and stock books, (vi) the Registration Statement and all exhibits thereto, and (vii) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company and by the Selling Stockholders, without independent check or verification of their accuracy.

Jenkens & Gilchrist
a professional corporation

April 28, 2006

Based upon such review and reliance, we are of the opinion that the Shares have been duly authorized for issuance and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares. We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction, other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws).

Respectfully submitted, /s/ JENKENS & GILCHRIST P.C. JENKENS & GILCHRIST, A Professional Corporation